Exhibit 5

CAMPION MACDONALD

Barristers and Solicitors

Grant Macdonald, Q.C.	Suite 200, Financial Plaza
Gareth C. Howells	204 Lambert Street
James R. Tucker	Whitehorse. YT Y1A 3T2

Telephone: (867) 667-7885

Fax: (867) 667-7600

Email: ghowells@anton.yk.ca

August 23, 2005

PLC Systems Inc.

10 Forge Park

Franklin, MA

02038

Dear Sirs/Mesdames:

Re:                             Registration Statement on Form S-8
Our File: 20050478

We have acted as Yukon Territory counsel on behalf of PLC Systems Inc., a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), in connection with the registration of 2,000,000 shares of Common Stock of the Company (the “Common Stock”) issuable under the Company’s 2005 Stock Incentive Plan (the “Plan”). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the “Registration Statement”) proposed to be filed by the Company with the Securities and Exchange Commission on or about August 23, 2005. We have also examined the proceedings and other actions taken by the Company in connection with the authorization of the shares of Common Stock issuable under the Plan and such other matters as we deemed necessary for purposes of rendering this opinion.

Based upon the foregoing, and in reliance thereon, we are of the opinion, as of the date hereof, that the shares of Common Stock issuable under the Plan, when issued, delivered and paid for in accordance with the Plan and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Yukon Territory.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Yours very truly,

CAMPION MACDONALD

/s/ Gareth C. Howells
Gareth C. Howells
GCH/mlp